Kirkpatrick & Lockhart LLP
                          1800 Massachusetts Ave. N.W.
                                  Second Floor
                            Washington, DC 20036-1800
                                  202-778-9000
                                   www.kl.com

                                November 2, 1999


Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina  27150

                  Re:      Wachovia Corporation
                           Registration Statement on Form S-3

Ladies/Gentlemen:

         We have acted as counsel to Wachovia Corporation, a North Carolina corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 ("Registration Statement"), under the Securities Act of 1933, as amended, covering the registration of an additional 3,000,000 shares of Common Stock, $5.00 par value per share ("Common Stock"), of the Corporation under the Wachovia Corporation Dividend Reinvestment and Common Stock Purchase Plan ("Plan").

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Articles of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of meetings and resolutions of the Board of Directors of the Corporation, and reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, we are of the opinion that each of the 3,000,000 shares of Common Stock when sold under the Plan as stated in the Registration Statement will be duly and validly issued, fully paid and nonassessable.

Wachovia Corporation
November 2, 1999
Page 2

         We hereby consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                   Sincerely,



                                   /s/KIRKPATRICK & LOCKHART LLP